UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2006

S&P Managed Futures Index Fund, LP

(Exact name of registrant as specified in its charter)

Delaware	000-50565	90-0080448
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

c/o RefcoFund Holdings, LLC
One World Financial Center

200 Liberty Street — Tower A

New York, New York  10281

(Address of principal executive offices)

(212) 693-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Effective June 9, 2006, Mr. Eric Simonsen resigned as Chief Financial Officer of RefcoFund Holdings, LLC, the general partner (the “General Partner”) of the S&P Managed Futures Index Fund, LP (“the Fund”).

(d)  Effective June 9, 2006, Mr. Robert Shapiro, age 56, was appointed as Chief Financial Officer of the General Partner. From 2005-2006, Mr. Shapiro was employed as Chief Investment Officer of National Investment Managers Inc. Previously, Mr. Shapiro served as Executive Vice President of American Benefit Resources Inc. (2001-2005) and President of ABR Advisors, Inc. (2002-2005). Mr. Shapiro is not involved in any related party transactions with the General Partner or any of its affiliates and is not related in any way to any officer, employee or director of the General Partner or any of its affiliates.

Item 8.01.  Other Events.

Current Status of Fund Operations.

The hearing on the proposed settlement of the adversary proceeding (the “Adversary Proceeding”) brought by the Official Committee of Unsecured Creditors of Refco, Inc. (the “Committee”) to avoid and recover approximately $312 million from the SPhinX Managed Futures Fund SPC (the “SPhinX Fund”) occurred on June 8, 2006. The bankruptcy court approved the proposed settlement at the hearing. The substantive economic provisions of the settlement include:

1.               The SPhinX Fund and its related entities will transfer approximately $263 million (the “Settlement Amount”) back to Refco Capital Markets, Ltd. (“RCM”); and

2.               The SPhinX Fund will waive any and all claims against Refco, Inc. and RCM with respect to the Settlement Amount and the original transfer of approximately $312 million from RCM to the SPhinX Fund.

Due to the settlement referred to above, the value of the Fund’s investment in the SPhinX Fund is expected to be reduced by approximately 80%. Thus the net asset value of the partnership interests in the Fund are expected to be reduced by approximately the same amount. While neither the SPhinX Fund nor PlusFunds Group Inc., its investment manager, have so informed the Fund, the Fund understands that once the temporary restraining order issued in the Adversary Proceeding is lifted by the bankruptcy court, the redemptions proceeds related to the Fund’s investment in the SPhinX Fund will be released to the Fund. Once proceeds are received from the SPhinX Fund, the current net asset value of the Fund will be calculated and the Fund will commence the process of honoring previously submitted redemptions at the then current net asset value.

In addition to the above, the Fund retained the law firm of Stevens & Lee to file an objection to the proposed settlement. Stevens & Lee filed an objection to the proposed settlement which was heard by the bankruptcy court on June 8, 2006. At this time, Stevens & Lee will not provide any additional services to the Fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

S&P Managed Futures Index Fund, LP By: RefcoFund Holdings, LLC, as General Partner
(Registrant)

	By:	/s/ Richard C. Butt
Date: June 12, 2006	Name: Richard C. Butt
Title: President and Manager